UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                        ____________________________

                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

     Date of report (Date of earliest event reported):  October 2, 2006



                  HEIDRICK & STRUGGLES INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Charter)

           Delaware                 0-25837             36-2681268
   (State or Other Jurisdiction  (Commission File      (IRS Employer
        of Incorporation)           Number)          Identification No.)

                     233 South Wacker Drive, Suite 4200
                        Chicago, Illinois  60606-6303
            (Address of Principal Executive Offices and Zip Code)

                               (312) 496-1200
            (Registrant's Telephone Number, Including Area Code)

        (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

   /  / Written communications pursuant to Rule 425 under the Securities
        Act (17 CFR 230.425)

   /  / Soliciting material pursuant to Rule 14a-12 under the Exchange
        Act (17 CFR 240.14a-12)

   / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







   Item 2.01.     Completion of Acquisition or Disposition of Assets.

        On October 2, 2006, Heidrick & Struggles International, Inc. (the "Company") completed its previously announced acquisition of the Highland Partners executive search business (the "Business") from Hudson Highland Group, Inc. and certain of its subsidiaries for $36.6 million in cash paid at closing and up to $15 million of additional cash consideration contingent upon the performance of the Business in 2007 and 2008. The acquisition was completed pursuant to a Purchase Agreement dated September 18, 2006 by and among Hudson Highland Group, Inc., Highland Partners Co (Canada), Highland Partners (Aust) Pty Ltd and Highland Partners Limited, and the Company, Heidrick & Struggles Canada, Inc. and Heidrick & Struggles Australia Ltd.

        A copy of the press release issued by the Company on October 2, 2006 announcing the completion of the acquisition is filed herewith as
   Exhibit 99.1 and is incorporated herein by reference.

   Item 9.01      Financial Statements and Exhibits

        (d)       Exhibits:

                  2.1 Purchase Agreement, dated as of September 18, 2006, by and among Hudson Highland Group, Inc., Highland Partners Co (Canada), Highland Partners
                       (Aust) Pty Ltd and Highland Partners Limited, and the Company, Heidrick & Struggles Canada, Inc. and Heidrick & Struggles Australia, Ltd. (incorporated by reference to Exhibit 10.1 of the Company's Form 8-K dated September 18, 2006).

                  99.1 Press release dated October 2, 2006.








                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 HEIDRICK & STRUGGLES INTERNATIONAL,
                                 INC.


   Date:  October 2, 2006        By:  /s/ K. Steven Blake
                                      -----------------------------
                                      Name: K. Steven Blake
                                      Title: Secretary and General
                                              Counsel